UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 13, 2019
Date of Report (date of earliest event reported)

iPic Entertainment Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-38380 (Commission File Number)	82-3129582 (I.R.S. Employer Identification Number)

Mizner Park, 433 Plaza Real, Ste. 335,

Boca Raton, Florida 33432
(Address of principal executive offices)

(561) 886-3232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08	Shareholder Director Nominations

The Board of Directors (the “Board”) of iPic Entertainment Inc. (the “Company”) has determined that the Company’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on June 21, 2019, at 10:00 a.m. local time, at iPic Fulton Market, 11 Fulton St., New York, NY 10038. The Board has established the close of business on April 22, 2019 as the record date for the determination of stockholders who are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

Because the Annual Meeting will be held more than thirty (30) days before the anniversary of the 2018 Annual Meeting of Stockholders, the deadline for stockholder nominations or proposals for consideration at the Annual Meeting set forth in the Company’s 2018 Proxy Statement no longer applies. Accordingly, if any stockholder of the Company intends to nominate a person for election to the Board or to propose other business for consideration at the Annual Meeting, including any proposal made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the deadline for submitting notice of such nomination or proposal is the close of business on March 29, 2019. Any notice should be sent in writing to our Secretary at iPic Entertainment Inc., Mizner Park, 433 Plaza Real, Suite 335, Boca Raton, Florida 33432. Any nomination or proposal must comply with Delaware law, the rules and regulations of the Securities and Exchange Commission and the Company’s Amended and Restated Bylaws, as applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2019	IPIC ENTERTAINMENT, INC.

	By:	/s/ Andre Loehrer
	Name: Title:	Andre Loehrer Interim Chief Financial Officer

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